Exhibit 10.21

[Form of Pre-IPO Note]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND STATE SECURITIES LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PARATEK PHARMACEUTICALS, INC.

PRE-IPO NOTE

$	[February 27] [March 22] [October __], 2012

FOR VALUE RECEIVED, the undersigned, PARATEK PHARMACEUTICALS, INC., a corporation duly formed under the laws of the State of Delaware (the “Issuer”), hereby unconditionally promises to pay to the order of                                         , or its registered assigns (the “Holder”), in lawful money of the United States of America and in immediately available funds, the amounts as and when provided for below. Each amount of principal advanced to or for the account of the Issuer under this Pre-IPO Note on the First Closing, the Second Closing or the Third Closing (as the case may be), as set forth in the Register, is a “Principal Advance” and such amounts in the aggregate, the “Principal Amount”.

This note is either (y) one of a series of notes (the “Prior Closing Notes”) originally issued pursuant to that certain Non-Convertible Note Purchase Agreement, dated as of February 13, 2012, between the Issuer and the holders party thereto (as amended pursuant to the October Purchase Agreement, and as amended from time to time, the “Original Purchase Agreement”) and subsequently exchanged for a series of notes issued in exchange for such Prior Closing Notes pursuant to that certain Note and Stock Purchase Agreement, dated as of October __, 2012, between the Issuer and the holders party thereto (as amended from time to time, the “October Purchase Agreement”) or (z) one a series of similar notes issued at the Third Closing or a Subsequent Closing under the October Purchase Agreement (individually, this “Pre-IPO Note” and collectively, the “Pre-IPO Notes”). in each case entitled to the benefits of the Original Purchase Agreement, if applicable, and the October Purchase Agreement. By acceptance of this Pre-IPO Note, the Holder and the Issuer each hereby agree that each of the Pre-IPO Notes shall rank equally and ratably without priority over one another, and the Issuer covenants and agrees that none of the Pre-IPO Notes shall be paid, in whole or in part, unless a reasonably equivalent, pro rata payment is made with respect to all other Pre-IPO Notes so as to maintain as near as possible the amount owing under the Pre-IPO Notes pro rata according to the respective balances owed as of the date immediately prior to such payment. Capitalized terms used in this Pre-IPO Note and not otherwise defined in this Pre-IPO Note shall have the meanings given to such terms in the October Purchase Agreement, unless the context requires that such term have the meaning given to such term in the Original Purchase Agreement.

1. Repurchase Upon Reorganization. In the event that a Reorganization (as defined in the Restated Certificate of Incorporation as in effect on the Third Closing Date) occurs, then the Pre-IPO Notes shall become due and payable and the Issuer shall, as a condition to the effectiveness of such Reorganization, repurchase this Pre-IPO Note for a repurchase price equal to the sum of (a) two hundred and fifty percent (250%) of the outstanding Principal Amount of this Pre-IPO Note, plus (b) simple interest on the Principal Amount outstanding under this Pre-IPO Note from the date a Principal Advance was advanced to the date of repurchase at the rate of ten percent (10%) per annum. The Issuer shall not consummate a Reorganization unless, as a condition thereto, the Pre-IPO Notes are repurchased pursuant to this Section 1 at the closing of such Reorganization.

2. Repurchase Following Liquidity Event(s). In the event that one or more Liquidity Events occurs prior to a Reorganization, the Issuer shall repurchase this Pre-IPO Note for a repurchase price equal to:

(a) In the case of a repurchase effected prior to the eighteen (18) month anniversary of the First Closing, an amount equal to two hundred and fifty percent (250%) of the outstanding Principal Amount of this Pre-IPO Note; and

(b) In the case of a repurchase effected on or after the eighteen (18) month anniversary of the First Closing, an amount equal to the sum of (i) two hundred and fifty percent (250%) of the outstanding Principal Amount of this Pre-IPO Note, plus (b) simple interest on the Principal Advances outstanding under this Pre-IPO Note from the date such Principal Advances were advanced to the date of repurchase at the rate of ten percent (10%) per annum;

provided that, in each such case, (i) such repurchase would be permitted if such repurchase were a redemption under Section 160(a)(1) of the Delaware General Corporation Law and (ii) the Issuer’s Board of Directors shall have determined that Sufficient Cash exists to effect such repurchase.

Notwithstanding the foregoing, in the event that the Issuer’s Board of Directors shall have determined that Sufficient Cash exists to effect a repurchase of some, but not all, of the outstanding Pre-IPO Notes, then the partial repurchase of Pre-IPO Notes shall be allocated among all of the Pre-IPO Notes in proportion, so as to maintain as near as possible the amount owing under the Pre-IPO Notes pro rata according to the respective balances owed as of the date immediately prior to such payment, and shall be applied, (x) first, to the payment of fees and charges under this Pre-IPO Note, (y) second, to the respective unpaid amounts of accrued interest thereunder at the time such partial repurchase is made and (z) third, to the respective unpaid Principal Amounts outstanding thereunder at the time such partial repurchase is made. In the event of a partial repurchase of Pre-IPO Notes under this Section 2, the balance of the unpaid repurchase price shall be paid at such time, or times, as the Issuer’s Board of Directors determine that Sufficient Cash exists to effect such additional repurchase or repurchases, provided that the calculation of the repurchase price shall be made as of the date of each repurchase and payments shall be applied first to the payment of fees and charges under this Pre-IPO Note, second to accrued interest through the date of such repurchase and third to the unpaid portion of two hundred and fifty percent (250%) of the outstanding Principal Amount of this Pre-IPO Note outstanding.

3. Treatment for Tax Purposes. The Issuer and the Holder agree that this Pre-IPO Note shall be treated as equity (and not as debt) for tax purposes.

4. Event of Default. Notwithstanding anything in this Pre-IPO Note to the contrary, in case an Event of Default shall occur, payment of this Pre-IPO Note shall be automatically accelerated unless (for any Event of Default other than an Event of Default under Sections 6.1 of the October Purchase Agreement) waived by the holders of the requisite amount of Notes (as set forth in the October Purchase Agreement) and the entire unpaid repurchase price of this Note, and all accrued and unpaid interest thereon (i.e. (a) two hundred and fifty percent (250%) of the outstanding Principal Amount of this Pre-IPO Note, plus (b) simple interest on the Principal Advances outstanding under this Pre-IPO Note from the date such Principal Advances were advanced to the date of repurchase at the rate of ten percent (10%) per annum), shall become immediately due and payable in full, and, subject to the provisions of the October Purchase Agreement, the holder shall have all rights and remedies of a creditor of the Issuer under applicable law.

5. Payments. Payment of the repurchase price of, and principal and interest on this Pre-IPO Note shall be made in money of the United States of America which at the time of payment is legal tender for the payment of public and private debts, by wire transfer in immediately available funds to such account as the Holder shall from time to time have designated to the Issuer in writing, or, if requested by the Holder, by certified or back cashier’s check payable to the Holder, mailed to the Holder at its address of record in the Issuer’s record of Pre-IPO Note Holders, or such other address as shall be designated in writing by the Holder to the Issuer.

6. Application of Payments. Any and all payments made by the Issuer in respect of this Pre-IPO Note shall be applied first to payment of the fees and charges due under this Pre-IPO Note, second to payment of accrued and unpaid interest on this Pre-IPO Note (except in the cases of payments made pursuant to Section 2(a), and third to payment of the applicable repurchase price (i.e., two hundred and fifty percent (250%) of the outstanding Principal Amount of this Pre-IPO Note.

7. Calculations. All calculations and applications of amounts due on any date, whether by acceleration or otherwise, shall be made by the Issuer, and the Holder agrees that all such calculations and applications shall be conclusive and binding absent manifest error.

8. No Prepayment. The Issuer shall have no right to prepay this Pre-IPO Note; provided that the Issuer may, with the prior approval of the Issuer’s Board of Directors and the prior consent of the Required Holders, and so long as all Pre-IPO Notes are simultaneously prepaid in full, prepay in full this Pre-IPO Note at a prepayment price equal to two hundred and fifty percent (250%) of the outstanding Principal Amount of this Pre-IPO Note, plus (b) simple interest on the Principal Advances outstanding under this Pre-IPO Note from the date such Principal Advances were advanced to the date of prepayment at the rate of ten percent (10%) per annum.

9. Optional Conversion upon Private Financing.

(a) Private Financing. In the event that, prior to an IPO, the Company intends to consummate a Private Financing (as defined below), the Company shall send written notice at least ten (10) business days prior to the closing of such Private Financing to the Holder hereof (the “Company Notice”), which Company Notice shall describe the Private Financing in reasonable detail. Upon written notice to the Company delivered prior to the closing of such Private Financing, the Holder may elect, by written notice to the Company, to exchange the outstanding Principal Amount of this Pre-IPO Note plus accrued and unpaid interest on the Principal Amount outstanding under this Pre-IPO Note from the date a Principal Advance was advanced to the Investor Exchange Date (as defined below) at the rate of ten percent (10%) per annum (the “Note Balance”), but not less than the Note Balance, of this Pre-IPO Note into the same type, class and tenor of securities issued by the Company in such Private Financing (the “Private Financing Securities”) on the same terms and conditions that the Private Financing Securities were issued to investors generally; provided that, as a condition to such exchange, (i) the Holder shall, if such Holder received or is entitled to receive any shares of Common Stock comprising the Third Closing Equity Kicker, be required to forfeit and return to the Company, such shares of Common Stock comprising the Third Closing Equity Kicker (or forfeit the right to receive shares of Common Stock comprising the Third Closing Equity Kicker) and (ii) the Holder shall timely execute any and all financing documentation related to such Private Financing as is reasonably requested by the Company, including without limitation any purchase agreement, subscription agreement, stockholders agreement, investor rights agreement and the like. Upon exchange of this Pre-IPO Note pursuant to this Section 9(a), subject to the provisions of Section 9(b) hereof, the holder of this Pre-IPO Note shall be entitled to receive a number of Private Financing Securities determined by dividing (i) the Note Balance of this Pre-IPO Note as of the Investor Exchange Date (as defined below) by (ii) an amount equal to the price per Private Financing Security paid by the investors in connection with the Private Financing (the “Private Financing Price”). A “Private Financing” shall mean and include the issuance and sale of any security of the Company (other than (i) the issuance and sale of additional Pre-IPO Notes, (ii) the issuance of shares of Common Stock in an IPO, (iii) the issuance and sale of securities in connection with the incurrence of any “venture debt”, which incurrence is approved by Required Holders and (iv) the issuance of shares of the Company’s Common Stock or other securities to officers, directors or employees of, or consultants to, the Company in connection with their provision of services to the Company) in one transaction or series of related transactions, which sale or sales result in gross proceeds to the Company (not including any Note Balance of any Pre-IPO Note converted to Private Financing Securities) of at least One Million Dollars ($1,000,000).

(b) Fractional Shares. No fractional shares of capital stock of the Company shall be issued upon conversion of this Pre-IPO Note. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Private Financing Price.

(c) Mechanics of Exchange.

(i) Upon the closing (the “Investor Exchange Date”) of a Private Financing, if the Holder has elected to exchange the Note Balance of this Pre-IPO Note pursuant to Section 9(a), the Note Balance of this Pre-IPO Note shall be exchanged automatically without any further action by the holder and whether or not this Pre-IPO Note is surrendered to the Company or the transfer agent for this Pre-IPO Note; provided that the Company shall not be obligated to issue a certificate or certificates or instrument or instruments evidencing the Private Financing Securities into which this Pre-IPO Note is exchangeable unless this Pre-IPO Note is delivered to the Company, or the holder notifies the Company that the Pre-IPO Note has been lost, stolen, or destroyed and executes and delivers an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith and, if the Company so elects, provides an appropriate indemnity.

(ii) If the Holder has elected to exchange the Note Balance of this Pre-IPO Note pursuant to Section 9(a), the Company shall cause notice of the Investor Exchange Date to be mailed to the registered Holder, at such Holder’s address appearing in the records of the Company, as promptly as practicable after the Investor Exchange Date. Thereafter, the Holder shall surrender this Pre-IPO Note at the place designated in such notice, together with a written notice by the holder of this Pre-IPO Note stating such holder’s name or the names of his, her or its nominees in which such holder wishes the certificate or certificates or instrument or instruments evidencing the Private Financing Securities to be issued. If required by the Company, the Pre-IPO Note surrendered shall be marked cancelled. The Company covenants and agrees that it will not consummate a Private Financing unless it has provided a Company Notice to the holders of the Pre-IPO Notes.

(iii) Upon authorization of the sale of its securities in a Private Financing, for the purpose of effecting the exchange of this Pre-IPO Note as provided in Section 9(a) hereof, the Company shall have (A) authorized a sufficient number of Private Financing Securities to effect the exchange of the Note Balance, (B) reserved such shares of capital stock, if applicable, as to which the Holder would be entitled upon exchange of such Private Financing Securities, if applicable, and (C) taken all other actions reasonably requested by the Holder to effect the foregoing. The Company shall take all such reasonable actions as may be necessary to assure that all Private Financing Securities which may be issuable upon the exchange of this Pre-IPO Note and, if applicable, all shares of capital stock issuable upon exchange thereof, may be issued without violation of any applicable law or governmental regulation.

(iv) If the Holder has elected to exchange the Note Balance of this Pre-IPO Note pursuant to Section 9(a), immediately upon the Investor Exchange Date, this Pre-IPO Note shall be cancelled and no longer be deemed to be outstanding and all rights with respect to this Pre-IPO Note shall immediately cease and terminate on the Investor Exchange Date, except only the right of the holder to receive the Private Financing Securities on the Investor Exchange Date, together with any cash in lieu of fractional shares of capital stock. Notwithstanding the foregoing, upon the Investor Exchange Date, if such Investor Exchange Date occurs, the Company shall be released from all obligations arising under this Pre-IPO Note.

(v) The Company shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Private Financing Securities upon exchange of this Pre-IPO Note pursuant to Section 9(a). The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Private Financing Securities in a name other than that of the registered holder of this Pre-IPO Note, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

10. Exchange for Post-IPO Note. This Pre-IPO Note shall be exchanged for a Post-IPO Note of like tenor, with the same date of issuance, same Principal Amount and the same payee as in this Pre-IPO Note, subject to the terms and conditions set forth in the October Purchase Agreement.

11. Waivers. The Issuer hereby waives presentment, notice of dishonor, protest and notice of protest, and any or all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this Pre-IPO Note.

12. Enforcement and Collection. In case any principal of or interest on this Pre-IPO Note, or any other obligation or amount owing under this Pre-IPO Note, is not paid when due, or any other Event of Default shall occur, the Issuer shall be liable for, and agrees to pay, in addition to principal, interest and other amounts owing hereunder, all costs of enforcement and collection of this Pre-IPO Note incurred by the Holder, including, without limitation, reasonable attorney’s fees, disbursements and court costs. In addition, if an Event of Default shall occur, the Issuer shall pay all reasonable attorney’s fees and disbursements incurred by the Holder in obtaining advice as to its rights and remedies in connection with such default.

13. Amendments; Waivers. Except where the consent of the Required Holders is expressly provided to be sufficient under the provisions of this Note or the October Purchase Agreement, no amendment, modification or waiver of any provision of this Pre-IPO Note or consent to any departure by the Issuer therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by, as specified in the October Purchase Agreement, Holders of Pre-IPO Notes representing at least eighty-five percent (85%) of the aggregate principal amount of Pre-IPO Notes then outstanding; provided that in the event that any such amendment, modification or waiver is adverse to the interests of one or more Holders of the Pre-IPO Notes so as to affect such Holders adversely and in a manner that the interests of all others Holders is not likewise affected, the written agreement of each such adversely affected Holder shall be required. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

14. Liability Unconditional. The liability of the Issuer hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the Holder, including, but not limited to any extension of time, renewal, waiver or other modification. Any failure of the Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The Holder may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights. This Pre-IPO Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

15. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Issuer at Paratek Pharmaceuticals, Inc., 75 Kneeland Street, Boston, MA 02111, Attention: President, with a required copy to Mintz Levin, One Financial Center, Boston, MA 02111, Attn: Lewis Geffen, and to Holder at its address set forth in the Company’s record books or at such other address(es) as the Issuer or Holder may designate by ten (10) days advance written notice to the other parties hereto.

16. Governing Law. This Pre-IPO Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to instruments made and to be performed wholly within that state. If any provision of this Pre-IPO Note is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provision of this Pre-IPO Note.

17. Ranking. This Pre-IPO Note shall rank pari passu with all other debt and liabilities of the Issuer.

18. Jurisdiction. EACH OF THE ISSUER AND THE HOLDER AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS PRE-IPO NOTE MAY BE INITIATED AND PROSECUTED IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR THE FEDERAL COURTS FOR THE COMMONWEALTH OF MASSACHUSETTS. EACH OF THE ISSUER AND THE HOLDER CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE HOLDER AT ITS ADDRESS SET FORTH ABOVE, AND TO THE ISSUER AT ITS ADDRESS SET FORTH BELOW OR TO ANY OTHER ADDRESS AS MAY APPEAR IN THE HOLDER’S RECORDS AS THE ADDRESS OF THE ISSUER.

19. Waiver of Jury Trial. IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS PRE-IPO NOTE, EACH OF THE HOLDER AND THE ISSUER WAIVES TRIAL BY JURY, AND THE ISSUER ALSO WAIVES (I) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE AND (II) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

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IN WITNESS WHEREOF, the Issuer has caused this Pre-IPO Note to be duly executed and delivered.

PARATEK PHARMACEUTICALS, INC.

By:
Name:	Dennis P. Molnar
Title:	President and CEO

Address for Notices:

75 Kneeland Street
Boston, MA 02111
Tel:	(617) 275-0400
Fax:	(617) 275-0039
Attn:	President

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